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                                                                     Exhibit 1.1
                          AVIATION HOLDINGS GROUP, INC.

                                750,000 Units(1)

                       Each Unit consists of Two Shares of
                         Common Stock and One Redeemable
                    Common Stock Purchase Warrant to Purchase
                            One Share of Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                          ________________, 1999

Silver Capital Group
______________________
______________________
______________________



Dear Sirs:

         The undersigned, AVIATION HOLDINGS GROUP, INC., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Underwriter"):

1. Description of Units. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriter (the "Offering"), pursuant to the Preliminary Prospectus and the Prospectus (both, as hereinafter defined) 750,0000 Units (the "Firm Offered Units"), at a price of [$____] per Unit (less a ten (10%) percent discount thereon). In addition, the Company hereby proposes to grant to the Underwriter an option (the "Over-Allotment Option") to acquire on or before 5:00 p.m. Eastern Standard Time on the ___ day of ____________, 1999 to purchase up to an additional 75, 000 Units to cover any over-allotment in the Offering, at a price of [$____] per Unit (less a ten (10%) percent discount thereon). Any and all Units to be purchased by the Underwriter pursuant to the Over-Allotment Option are referred to herein as the "Optional Offered Units." The Firm Offered Units, and the Optional Offered Units are sometimes collectively referred to herein as the "Units." Each Unit consists of two (2) shares of the Company's common stock, $.0001 par value per share ("Common Stock") and one (1) redeemable common stock purchase

--------

(1) Plus an option to purchase from the Company up to 75,000 additional Units to cover over-allotments.




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warrant ("Warrant") to purchase one (1) share of the Company's Common Stock. The
Common Stock and Warrants are sometimes referred to herein as the "Securities".

         Each Warrant entitles the holder to purchase one (1) share of Common Stock at the price of $______ per share of Common Stock for three (3) years following the date of the Prospectus until 5:00 p.m. Eastern Daylight Time on the ____ day of ________________, 2002, when the Warrants expire (the "Expiration Date"). Each Warrant is detachable and separately transferable from the Common Stock issued with such Warrant as part of a Unit commencing thirty
(30) days following the date of the Prospectus or earlier in the event that the Underwriter shall so elect in its sole discretion.

2. Representations and Warranties of the Company and the Underwriter.

         (a) The Company represents and warrants to, and agrees with the Underwriter, and the Company acknowledges that the Underwriter is relying upon such representations, warranties and agreements, that:

                  (i) A registration statement on Form SB-2 (File No.
333-75169) with respect to the Units, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules of Regulations") of the Commission thereunder, and one or more amendments to such registration statement may have been so filed. After the execution of the Underwriting Agreement, the Company will file with the Commission either: (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424 (b) under the Act and as have been provided to and approved by the Underwriter; or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriter prior to the execution of the Underwriting Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective (the "Effective Time"), including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectuses (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion relating to the offering of Units filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the Effective Time); the term "Prospectus" means the prospectus relating to the offering of Units first filed with the Commission pursuant to Rule 424 (b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus relating to the offering of Units included in the Registration Statement.


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                  (ii) No securities commission or regulatory authority
(referred to herein, singly, as "Regulatory Authority" and collectively, as "Regulatory Authorities") has issued any order preventing or suspending the use of any Preliminary Prospectus. When each Preliminary Prospectus was filed with the appropriate Regulatory Authorities such document did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Effective Time, each of the Registration Statement and the Prospectus: (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the applicable securities legislation and the rules and regulations of the appropriate Regulatory Authority thereunder; and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this Subsection (ii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or any Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein or to statements contained in such document relating to the Underwriter.

                  (iii) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware and is duly qualified to transact business under the laws of such other jurisdictions where the ownership or leasing of its property or the conduct of its business requires such qualification.

                  (iv) The Company has full corporate power and corporate authority to own or lease its property and conduct its businesses as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (v) The Company has corporate power and corporate authority to enter into the Underwriting Agreement; to issue, sell and deliver the Units and the shares of Common Stock and the Warrants comprising such Units to be sold to the Underwriter and/or publicly offered pursuant to the Underwriting Agreement; and to carry out all the terms and provisions hereof and thereof to be carried out by it, except to the extent that rights to indemnity and contribution under the Underwriting Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (vi) The authorized issued and outstanding capital stock of the Company is as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms in all respects to statements in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) relating to such securities. No holders of outstanding shares of capital stock of the Company are entitled to any preemptive or any similar rights to subscribe for any of the Units; there are no outstanding rights, warrants, or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of the Company which are not fully disclosed in the



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Prospectus; and, except as disclosed in the Prospectus, no holders of securities of the Company are entitled to have such Units registered under the Registration Statement.

                  (vii) The financial statements and schedules, if applicable, of the Company, included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial condition of the Company and the results of operations as of the dates and for the periods therein specified. Such financial statements and schedules, if applicable, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The selected financial data and capitalization set forth under the headings "Selected Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated therein, the information included therein. In addition the "Use of Proceeds" as set forth in the Registration Statement and the Prospectus sets forth the Company's intentions for the use of the proceeds of this Offering in all material respects.

                  (viii) L J Soldinger Associates, the auditors who have certified the most recent financial statements of the Company, and have delivered their report with respect to the audited financial statements and schedules, if applicable, included in the Registration Statements and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act.

                  (ix) No legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and, to the knowledge of the Company, no such proceedings have been threatened against the Company or with respect to any of its property; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or filed as required.

                  (x) The execution and delivery of the Underwriting Agreement by the Company, the issuance, offering and sale of the Units, the shares of the Common Stock and the Warrants comprising such Units to the Underwriter and/or the public offering thereof by the Company pursuant to the Underwriting Agreement, the compliance by the Company with the other provisions of the Underwriting Agreement, and the consummation of the other transactions herein and therein contemplated do not: (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities association or other third party, except:
(1) such as have been obtained, (2) such as may be required under state securities or blue sky laws, (3) if the registration statement filed with respect to the Units (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (4) such as may be required (and shall be obtained as provided in this Agreement) under applicable securities and other laws or (5) such as may be required (and shall be


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obtained as provided in this Agreement) under the rules of the American Stock
Exchange and/or NASDAQ, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which, the Company is a party or by which the Company or any of its property is bound, or the charter documents or by-laws of the Company or any statute or any judgment, decree, order or regulation of any court or other governmental authority or any arbitrator applicable to the Company, which breach or violation would have a material adverse effect on the Company, or stock exchange or securities association applicable to the Company.

                  (xi) Except in each case as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus): (A) the Company has not, outside the ordinary course of its business, incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (B) the Company has not purchased or entered into any agreement to purchase any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company; (D) there has been no material charge in the proposed use of the proceeds of this Offering as described in the Prospectus.

                  (xii) Since December 31, 1998, there has not been any material adverse change in the management, business, properties, prospects, results of operations, condition (financial or otherwise) or general affairs of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business.

                  (xiii) The Company is not in violation of any applicable federal, state, local or foreign law, rule or regulation, the breach or violation of which would have a material adverse effect on the Company, including, without limitation, any laws, rules or regulations relating to discharge of materials into the environment, and the Company is in compliance with all terms and conditions of any required permit, license approval, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the breach or violation of which would have a material adverse effect on the Company.

                  (xiv) The Company possesses all certificates, authorizations, permits and licenses issued by the appropriate federal, state, local or foregoing regulatory authorities necessary to conduct its business as currently conducted in all material respects and as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificates, authorizations, permits and licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, except as described in or contemplated by the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).




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                  (xv) Except as disclosed in the Prospectus, the Company has not received any notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for discharge of materials into the environment and any clean up costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the business and/or operations of the Company, including, without limitation, the presence or release into the environment of any chemicals, pollutants, contaminants, wastes, toxic substance, petroleum or petroleum products, at any location, whether or not owned by the Company; or (B) circumstances forming the basis or any violation or alleged violation of any environmental laws.

                  (xvi) Except as disclosed in the Prospectus, there are no past or present actions, activities, event or incidents, that could reasonably be expected to form the basis of any claim against the Company or, to the Company's knowledge, against any person or entity whose liability for any claim the Company may have retained or assumed either contractually or by operation of law.

                  (xvii) The Company has not at any time since the date of its incorporation: (A) made any unlawful contributions to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any state, federal or foreign government office or official, or other person charged for similar public or quasi-public duties (other than payments required or permitted by applicable laws).

                  (xviii) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of, or would conflict with or result in, breach or violation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement (including, without limitation, each agreement listed in Item 10 of Part II of the Registration Statement) or instrument to which the Company is a party or by which the Company or any of its property is bound, which default, breach or violation would individually, or in the aggregate, materially adversely affect the Company.

                  (xix) To the extent described in the Prospectus, the Company owns or possesses the rights to use trademarks, trade names and licenses and proprietary or other confidential information currently used by it in connection with its business, and the Company has received no notice of infringement of or conflict with rights asserted against the Company by any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (xx) All health, medical, welfare and other employee benefit plans, and all deferred compensation plans, stock option plans, or other contracts, agreements, plans or arrangements for the benefit or compensation of employees maintained by the Company or to which the Company is obligated to contribute, comply in all material respects with and are administered in accordance with all applicable federal and state laws, rules, and regulations.


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                  (xxi) The Company has good and marketable title to all
property owned by it, in each case free and clear of all security interests, liens, encumbrances, equities, claims and other defects except such as do not materially adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company (and except for property leased by the Company, as to which the Company has a valid leasehold interest).

                  (xxii) No labor dispute with the employees of the Company exist or is threatened or imminent that could, singly or in the aggregate, have a material adverse effect on the Company, except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (xxiii) The Company does not, and does not intend to conduct its operations in a manner that will subject it to registration as, "investment company" under the Investment Company Act of 1940, as amended.

                  (xxiv) The Company has filed all federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, singly or in the aggregate, have a material adverse effect on the Company) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (xxv) Except as noted in the Company's financial statements contained in the Prospectus, the Company neither owns any shares of stock or any other equity securities of any corporation nor has any equity interest in any firm, partnership, association or other entity.

                  (xxvi) Within the period commencing on incorporation of the Company and ending on the date hereof, the Company has not paid any dividend under circumstances such that, immediately before or after giving effect thereto, the Company: (A) was insolvent; (B) had unreasonably small capital with which to conduct its business; or (C) intended to incur debts beyond its ability to pay such debts as they mature. As used in this Agreement, the term "insolvent" means, with respect to the Company, that: (A) the fair value of its property is less than the total amount of its liabilities; or (B) the present fair saleable value of its assets is less than the amount required to pay its probable liabilities and debts as they become absolute and matured.

                  (xxvii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not entered into any material transaction with any of its affiliates.


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                  (xxviii) The principal shareholders of the Company are as set forth in the Prospectus under the heading "Principal Stockholders" and the officers, directors and principal stockholders are the beneficial owners of the shares of Common Stock of the Company as set forth therein.

                  (xxix) The Company, with the assistance of its external auditor makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that:
(A) transactions are executed in accordance with management's authorization; (B) transactions are recorded as necessary to permit preparation of the Company's financial statements and to maintain accountability for the assets of the Company; (C) access to the assets of the Company is permitted only in accordance with management's authorization; and (D) the recorded accounts and accountability of the assets of the Company is compared with existing assets at reasonable intervals.

                  (xxx) The Units and the shares of Common Stock comprising part of the Units have been duly authorized, and reserved and set aside and when certificates therefor are countersigned by the Company's transfer agent and issued and delivered to and paid for by the Underwriter pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

                  (xxxi) The Warrants have been duly authorized and when issued and delivered to and paid for by the Underwriter pursuant to the Underwriting Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, and the holders thereof shall be entitled to the benefits of the Warrant Agreement pursuant to which the Warrants are to be issued (the "Warrant Agreement") which shall be substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance and when issued in accordance with the terms of the Warrant Agreement, will be duly and validly authorized, validly issued, fully paid and non-assessable.

                  (xxxii) The Units, and the shares of Common Stock and the Warrants comprising the Units, conform in all respects to statements relating thereto in the Prospectus.

                  (xxxiii) The Underwriting Agreement, the Warrant Agreement and the Underwriter's Option are valid and binding agreements and instruments, enforceable against the Company in accordance with their respective terms, assuming due execution and delivery by other parties thereto and subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditors' rights, the availability of equitable remedies of injunction and specific performance and enforceability of rights to indemnity; and except to the extent that rights to indemnity and contribution under the Underwriting Agreement may be limited by applicable federal or state securities laws or the public policy underlying such laws.

          (xxxiv) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules under the Act and the securities laws) has or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might reasonably be expected to cause or result in its stabilization



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or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Units or the shares of Common Stock or the Warrants comprising such Units or otherwise.

                  (xxxv) To the Company's knowledge, no stamp or other issuance taxes, transfer taxes, fees or duties are payable by or on behalf of the Underwriter in connection with the sale of the Units or the consummation of any other transaction contemplated pursuant to the Underwriting Agreement.

                  (xxxvi) To the Company's knowledge, after investigation, at the Effective Time, the statements in the Registration Statement and the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

           Each Certificate expressly provided for by Section 12 hereof signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

           (b) The Underwriter hereby represents and warrants to the Company that it is a corporation duly incorporated, organized and subsisting under the laws of the State of _______________, with good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by it as an Underwriter contemplated hereby, that it is registered as a broker-dealer with the Commission and is a member of the National Association of Securities Dealers, Inc. ("NASD"), and that it is not a "new underwriter" as defined in Item 508(b) of S.E.C. Regulation S-K.

3.  Issue.  Sales and Delivery of the Firm Offered Units and Optional Offered
    Units.

           (a) The Company hereby agrees to sell to the Underwriter and the Underwriter, in reliance upon the representations and warranties contained herein, and subject to the terms and conditions hereof, agrees to purchase from the Company 750,000 Firm Offered Units, each Firm Offered Unit consisting of two
(2) (or 1,500,000 in the aggregate) shares of Common Stock and one (1) (or 750,000 in the aggregate) Warrant at a purchase price of [$____] per Firm Offered Unit (after giving effect to the Underwriter' 10% discount). You agree to offer the Firm Offered Units to the public initially at the purchase price of [$____] per Firm Offered Unit. At the Firm Closing Date the Company shall issue the Offered Units and the shares of Common Stock and the Warrants comprising such Units to, or to the order of, the Underwriter and deliver to the Underwriter one or more certificates in definitive form representing the shares of Common Stock and the Warrants comprising such Firm Offered Units, such Common Stock and Warrant certificates to be in such denominations and registered in such name or names as the Underwriter shall notify the Company in writing, not less than two (2) business days prior to the Firm Closing Date, against payment by the Underwriter to the Company of an aggregate purchase price for the Firm Offered Units in lawful money of the United States by certified check or banker's draft drawn upon a ___________________ Clearing House bank and payable at par or in immediately available funds together with the Underwriter's receipt for such Common Stock and Warrant certificates against delivery of the


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Company's receipt for such monies. Such delivery of and payment for the Firm
Offered Units shall be made at the offices of ________________________________, at 10:00 a.m., ________________ time (the "Closing"), on ________________, 1999, or at such other place, time or date as the Underwriter and the Company may agree upon or as the Underwriter may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date". The Company shall contemporaneously pay to the Underwriter fees with respect to the Offered Units as described in Section 3 hereof, by certified check or banker's draft, or offset from amounts payable by the Underwriter against delivery of the Underwriter's receipt therefor. For the purpose of expediting the checking and packaging of the Firm Offered Units, the Company agrees to make the stock certificates for shares of the Common Stock and the Warrants comprising such Firm Offered Units, as the Underwriter may designate, available for inspection at least 24 hours prior to the Firm Closing Date. The shares of the Common Stock and the Warrants comprising the Firm Offered Units will be separately transferrable thirty (30) days after the date of the Prospectus, or earlier in the event the Underwriter so elects in its sole discretion.

           (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Offered Units as contemplated by the Prospectus, the Company hereby grants to the Underwriter an option to purchase up to 75,000 Units (the "Optional Offered Units"). The purchase price to be paid for the Optional Offered Units shall be the same price per Unit as set forth above in Subsection (a) of this Section 3. The Over-Allotment Option may be exercised as to all or any part thereof from time to time within 30 days after the date of the Prospectus. The Over-Allotment Option shall be exercised, from time to time, in whole or in part, by notice in writing specifying the number of Units with respect to which the Over-Allotment Option is exercised and the date and time (the "Over-Allotment Option Closing Date") and place for delivery of and payment for such Optional Offered Units, given by the Underwriter to the Company at any time prior to 5:00 p.m. (New York time) on the last day for the exercise of the Over-Allotment Option. The Over-Allotment Option Closing Date shall not be earlier than two business days or later than seven (7) business days after such exercise of the Over-Allotment Option and, in any event, shall not be earlier than the Firm Closing Date. The purchase and sale of the Optional Offered Units which are specified in the notice of exercise of all or part of the Over-Allotment Option shall be held on the Over-Allotment Option Closing Date or such other date or place as may be agreed in writing by the Underwriter and the Company. The Underwriter shall not be under any obligation to purchase any of the Optional Offered Units prior to the exercise of the Over-Allotment Option. Upon exercise of the Over-Allotment Option as provided herein, the Company shall become obligated to sell to the Underwriter, and, subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from the Company, the Optional Offered Units as to which the Underwriter are then exercising the Over-Allotment Option. If the Over-Allotment Option is exercised as to all or any portion of the Optional Offered Units, one or more certificates in definitive (or, if not available, temporary) form for such Optional Offered Units, and payment therefor, shall be delivered on the Over-Allotment Option Closing Date in the manner, and upon the terms and conditions, set forth in Subsection (a) of this Section 3, except that reference therein to the Firm Offered Units and the Firm Closing Date, shall be construed to mean Optional Offered Units and Over-Allotment Option Closing Date, respectively.



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4. Offering by the Underwriter. Upon the authorization of the release of the
Firm Offered Units, the Underwriter proposes to offer the Firm Offered Units for sale upon the terms set forth in the Prospectus.

5. Covenants of the Company and the Underwriter.

           (a) The Company covenants and agrees with the Underwriter that:

                  (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Units is required to be delivered under the Act, the Company:
(i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Units in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented; and
(ii) will not file with the Commission the Prospectus or the amendment referred to in the second sentence of Section 2 (a) M hereof, any amendment to the Registration Statement of which the Underwriter shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriter shall have reasonably objected. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon the reasonable request by the Underwriter or counsel for the Underwriter, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Units by the Underwriter, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Underwriter, promptly after receiving notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriter of each such filing or effectiveness.

                  (ii) The Company will advise the Underwriter, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any Regulatory Authority of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus, any Prospectus or any amendment or supplement thereto; (ii) the suspension of the qualification of the Units for offering or sale in any jurisdiction; (iii) the institution, threatening or contemplation of any proceeding for any such purpose; or (iv) any request made by any entity, governmental or otherwise, having jurisdiction over this offering, is made or is proposed to be made for amending the Registration Statement, for amending or supplementing any Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                  (iii) The Company will use its best efforts to arrange for the qualification of the Units and the shares of Common Stock and the Warrants comprising the Units for offering and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may designate, and will continue such qualification in effect for as long as may be necessary to complete the distribution of the Units and the shares of Common Stock and the Warrants comprising the Units, provided however, that in connection with such qualification the Company shall not be required to qualify as a foreign corporation in any such jurisdiction.

                  (iv) The Company will not take, directly or indirectly, any action designed to cause or result in, or which was constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (v) If, at any time when a prospectus relating to the Units is required to be delivered under applicable securities legislation and the rules and regulations of the appropriate Regulatory Authority thereunder, any event occurs as a result of which any Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or if for any other reason it is necessary at any time to amend or supplement any Prospectus to comply with applicable securities legislation and the rules and regulations of the appropriate Regulatory Authority thereunder, the Company will promptly notify the Underwriter thereof and, subject to Subsection 10(a) hereof, will prepare and file with the Commission, and file with or deliver to each other appropriate Regulatory Authority, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to such Prospectus that corrects such statement or omission or effects such compliance.

                  (vi) The Company will, without charge, provide: (i) to the Underwriter and to counsel for the Underwriter, two signed copies of the registration statement originally filed with respect to the Units and each amendment thereto (in each case including exhibits thereto); and (ii) so long as a prospectus relating to the Units is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriter may reasonably request. The Company will provide or cause to be provided to the Underwriter and to each other Underwriter or broker-dealer in a selling group for this Offering that so requests in writing, a copy of the report on Form SCIRE filed by the Company as required by Rule 463 under the Act.

                  (vii) The Company at its own expense, will give and continue to give such financial statements and other information to and as may be required by the Commission and by any Regulatory Authority in any jurisdiction in which the Offering is to occur, or the public bodies of the jurisdictions in which the Units may be qualified. Without limiting the generality of the foregoing, the Company at its own expense, as soon as practicable, will make generally available to its security holders and to the Underwriter an earnings statement of the Company that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                  (viii) The Company will apply the net proceeds from the sale of the Units as set forth under the "Use of Proceeds" heading in the Prospectus.

                  (ix) During a period of five (5) years from the Effective Time the Company will furnish to the Underwriter: (A) as soon as practicable after it is (x) filed with the Commission, any Regulatory Authority or any securities exchange on which any class of securities of the Company may be listed or (y) distributed to security holders of the Company, a copy of each annual, interim and other report or communication so filed or distributed; and (B) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act, or mailed to security holders (including, upon written request, all related exhibits thereto).

                  (x) The Company will use its best efforts to cause the Units and the shares of Common Stock and the Warrants comprising the Units to be duly authorized for inclusion in the NASDAQ System, and the American Stock Exchange, respectively, subject to notice of issuance prior to the Firm Closing Date. It is understood that the NASD's present rules preclude exercise of any options or the shares underlying such options acquired in connection with an underwriting for a period of 12 months from the effective date of the Registration Statement.

                  (xi) Subsequent to the date of this Agreement and through the Firm Closing Date, except as otherwise disclosed in the Prospectus, the Company will not take any action or refrain from taking any action that will result in the Company incurring any material liability or obligation, direct or contingent, or enter into any material transaction not in the ordinary course of its business, and there will not be any material change in capital stock, short-term debt or long-term debt, obligations under capital leases of the Company or any issuance of options, warrants, or rights to purchase shares of any class or series of capital stock of the Company or any agreement to purchase any of its outstanding capital stock or any declaration or payment of any dividend on any class or series of capital stock of the Company.

                  (xii) The Company will provide the Underwriter and its counsel with copies of all comment letters and all other correspondence and with contents of any oral comments received from any Regulatory Authority, as soon as practicable after receipt thereof, and will supply the Underwriter and its counsel with copies of all filings with the Commission and any other Regulatory Authority relating to the offering.

                  (xiii) The Underwriter shall have the right to request the Company to nominate one (1) nominee of the Underwriter for election to the Board of Directors for three (3) years following the Effective Date, and the Company will use its best efforts to cause such nominees to be elected to the Board of Directors. Until such time as the Underwriter exercises its right to cause a nominee of the Underwriter to be elected to the Board of Directors and until such time as such nominee begins to serve on the Board of Directors, the Company agrees to allow a representative designated by the Underwriter from time to time to receive timely, written notice of all Board of Directors meetings and notice of all telephonic Board meetings and the right to attend all Board meetings and participate in all telephonic Board meetings. The Underwriter shall also have the right to obtain copies of the minutes from all Board of Directors meetings for five (5) years following the Effective Date of the Registration Statement, whether or not a representative of the Underwriter attends or participates in any such Board meeting. The Company agrees to reimburse the Underwriter immediately upon request therefor of any reasonable travel and lodging expenses directly incurred in connection with its representative's (whether or not its designated nominee) attending Company Board meetings on the same basis as the Board members.

                  (xiv) The Underwriter covenants with the Company that it shall conduct its business relating to the offering of the Units contemplated herein reasonably in accordance with all applicable laws.

6. Expenses. The Company agrees to pay all of its costs, fees, taxes and expenses incident to the performance of its obligations under the Underwriting Agreement, whether or not the transactions contemplated herein or therein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident to: (i) the printing or other production of documents with respect to the transactions, including all costs of printing the registration statement originally filed with respect to the Units and each amendment thereto, each Preliminary Prospectus, each Prospectus and each amendment or supplement thereto and similar material; (ii) all reasonable arrangements relating to the delivery to the Underwriter of copies of the foregoing documents; (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company; (iv) preparation, issuance and delivery to the Underwriter of any certificates evidencing the shares of Common Stock and the Warrants comprising the Units, including all transfer agent's, sub-transfer agent's, registrar's and sub-registrar's fees; (v) the qualification of the Units and the shares of Common Stock and the Warrants comprising the Units under state securities and blue sky laws and all Securities Laws of the United States and its political subdivisions, including filing fees and reasonable fees and disbursements of counsel for the Underwriter relating thereto; (vi) the filing fees of the Commission and the NASD and all other Regulatory Authorities relating to the Units; and (vii) the inclusion of the Units and the shares of Common Stock and the Warrants comprising the Units in the NASDAQ System and on the American Stock Exchange. In addition to the foregoing, in connection with meetings with prospective investors in the Units, the Company agrees to pay (x) all costs and expenses incurred by or on behalf of it or its officers or employees, and (y) to the Underwriter at the closing, costs and expenses up to an amount equal to three percent (3%) of the gross dollar amount of the offering to the public, incurred by the Underwriter in connection with such offering, it being understood that except for the foregoing and the Underwriter' fees described in
Section 3 hereof or other amounts payable in accordance with the terms of this Agreement, no further expenses or fees shall be payable by the

Company to the Underwriter. If the sale of the Offered Units provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Underwriter, then the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Units; provided, however, that except if the sale of the offered units is not consummated because of said failure, refusal or inability on the part of the Company, the Underwriter shall refund to the Company the amount, if any, by which said out-of-pocket expenses of the Underwriter are less than the advance payment of expense allowances theretofore made by the Company.

7. Conditions of the Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Firm Offered Units shall be subject, in the Underwriter's reasonable discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date as if made on and as of the Firm Closing Date, to the accuracy of the statements of the officers of the Company and others made pursuant to the provisions of this Section 7, to the performance in all material respects by the Company of its covenants and agreements hereunder and to the following additional conditions:

           (a) If the Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 10:00 a.m., New Jersey time, on the date on which the amendment to the registration statement originally filed with respect to the Units or the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Units has been filed with the Commission, or such later time and date as shall have been consented to by the Underwriter; if required, the Prospectus and any amendments or supplements thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be threatened by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

           (b) The Underwriter shall not have advised the Company that the Registration Statement or any Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in their reasonable judgment, is material, or omits to state a fact which, in its reasonable judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading.

           (c) At the Firm Closing Date, you shall have received the opinion, dated as of the Firm Closing Date, of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                  (i) the Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of organization, with all requisite corporate power and authority to own their properties and conduct their business as described in the Registration Statement and Prospectus and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the ownership or leasing of their properties or conduct of their business requires such qualification except where the failure to qualify or be licensed will not have a Material Adverse Effect;

                  (ii) the authorized capitalization of the Company as of June 30, 1999 is as set forth in the Registration Statement; the Securities as set forth in the Registration Statement have been duly authorized and upon payment of consideration therefor, will be validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; to such counsel's knowledge the outstanding shares of capital stock of the Company and its subsidiaries have not been issued in violation of the preemptive rights of any shareholder and to such counsel's knowledge the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the capital stock except as provided in the Prospectus or as required by law. The Securities conform in all material respects to the respective descriptions thereof contained in the Prospectus; the shares of Common Stock and the Warrants will have been duly authorized and, when issued and delivered in accordance with their respective terms, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights to the best of their knowledge; to the best of their knowledge, all prior sales by the Company of the Company's securities, have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws; and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights other than those which have been waived or satisfied for or relating to the registration of any shares of Common Stock;

                  (iii) this Agreement has been duly and validly authorized, executed and delivered by the Company;

                  (iv) the certificates evidencing the Securities as described in the Registration Statement comply in all material respects with the descriptions set forth therein, and comply with the Delaware General Corporation Law, as in effect on the date hereof;

                  (v) except as otherwise disclosed in the Registration Statement, such counsel knows of no pending or threatened legal or governmental proceedings to which the Company or its subsidiaries are a party which would materially adversely affect the business, property, financial condition or operations of the Company or its subsidiaries; or which question the validity of the

Securities or this Agreement, or of any action taken or to be taken by the Company pursuant to this Agreement; to such counsel's knowledge there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

                  (vi) the execution and delivery of this Agreement and the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated, will not result in a breach or violation of, or constitute a default under the certificate of incorporation or by-laws of the Company or its subsidiaries, or to the best knowledge of counsel after due inquiry, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or its subsidiaries is a party or by which they or any of their properties is bound or in violation of any order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign the result of which would have a Material Adverse Effect;

                  (vii) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) as of the Effective Date comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                  (viii) in the course of preparation of the Registration Statement and the Prospectus such counsel has participated in conferences with the President of the Company with respect to the Registration Statement and Prospectus and such discussions did not disclose to such counsel any information which gives such counsel reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information (including without limitation, the pro forma financial information) and schedules contained therein, as to which such counsel need express no opinion);

                  (ix) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other agreements to which the Company or its Subsidiaries is a party are accurate and fairly present in all material respects the information required to be shown, and such counsel is familiar with all contracts and other agreements referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or agreements to which the Company or its subsidiaries is a party of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed; and

                  (x) no authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Common Stock or Warrants by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, other than registrations or qualifications of the Shares under applicable state or foreign securities or Blue Sky laws and registration under the Act.

           Such opinion shall also cover such matters incident to the transactions contemplated hereby as the Underwriter or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of the State of New York or Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

           In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of public officials and, as to matters involving the application of laws of any jurisdiction as to which such counsel is not an expert to the extent satisfactory in form and scope to counsel for the Underwriter, upon the opinion of other counsel acceptable to the Underwriter. Copies of such opinions shall be delivered to the Underwriter and counsel and shall expressly state that all such counsel may rely on such opinion.

           References to the Registration Statement and the Prospectus in this Subsection (c) shall include any amendment or supplement thereto at the date of such opinion.

           (d) The Underwriter shall have received from L J Soldinger Associates, letters dated the date hereof and the Firm Closing Date, in form and substance reasonably satisfactory to the Underwriter, providing you with such "cold comfort" as you may reasonably require.

           (e) The Underwriter shall have received a certificate, dated the Firm Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied an conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

                  (ii) The Registration Statement has become effective and no order suspending or preventing the use of any Prospectus, or the effectiveness of the Registration Statement or any amendment thereto has been issued, and to the best of their knowledge after inquiry, no proceedings for that purpose have been instituted or threatened, or are contemplated, by any Regulatory Authority;

                  (iii) the charter documents and by-laws of the Company attached to the certificate are full, true and correct copies and in effect on the date thereof;

                  (iv) the minutes or other records of various proceedings and actions of the Board of Directors of the Company relating to this offering are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof;

                  (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company;

                  (vi) the Company has complied in all material respects with all terms and conditions and covenants of this Agreement on its part to be complied with prior to the Firm Closing Date;

                  (vii) except as described in the Prospectus, the Company is not party to or bound by any material contract or other material document;

                  (viii) the only jurisdictions in which the Company owns or leases material property or conducts material operations are the jurisdictions described in the Prospectus; and

                  (ix) such additional matters as the Underwriter may reasonably request.

           (f) The Units and the shares of Common Stock and the Warrants comprising the Units shall have been approved for inclusion in the NASDAQ System, [and for trading on the American Stock Exchange, respectively,] subject to official notice of issuance.

           (g) On or before the Firm Closing Date, the Underwriter and counsel for the Underwriter shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

           All opinions, certificates, letters and documents delivered pursuant to this Agreement shall comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriter and counsel for the Underwriter. The Company shall furnish to the Underwriter such conformed copies of such opinions, certificates, letters and documents required hereunder in such quantities as the Underwriter and counsel for the Underwriter shall reasonably request.

           The obligation of the Underwriter to purchase and pay for any Optional Offered Units shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Offered Units as of the Over-Allotment Option Closing Date. All opinions, certificates, letters and documents delivered pursuant to this Agreement shall be re-affirmed as the Over-Allotment Option Closing Date.

8. Conditions of the Obligations of the Company. The obligation of the Company to sell and deliver the Shares is subject to the following conditions:

           (a) The Registration Statement shall have become effective not later than 10:00 a.m. New York time, on the day following the date of this Agreement, or on such later date as the Company and the Underwriter may agree in writing.

           (b) At the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

           If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the Firm Closing Date but are not fulfilled after the Firm Closing Date and prior to the Over-Allotment Option Closing Date, then only the obligation of the Company to sell and deliver the Shares on exercise of the Over-Allotment Option shall be affected.

9.         Indemnification.

           (a) The Company agrees (i) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and (ii) to reimburse, as incurred, the Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relating to (i) and (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose containing written information specifically furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be required to indemnify the Underwriter and any controlling person or be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto, provided, further that the indemnity with respect to any Preliminary Prospectus shall not be applicable on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person if a copy of the Prospectus was not delivered to such person at or prior to the written confirmation of the sale to such person. This indemnity will be in addition to any liability which the Company may otherwise have.

           (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and reasonable attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof and for any violation by the Underwriter in the sale of such Securities of any applicable state or federal law or any rule, regulation or instruction thereunder relating to violations based on unauthorized statements by Underwriter or its representative; provided that such violation is not based upon any violation of such law, rule or regulation or instruction by the party claiming indemnification or inaccurate or misleading information furnished by the Company or its representatives, including information furnished to the Underwriter as contemplated herein. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

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
           (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.

10.        Contribution.

                  In order to provide for just and equitable contribution under the Act in any case in which the indemnification provided in Section 9 hereof is requested but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of
Section 9 provide for indemnification in such case, then the Company and each person who controls the Company, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) (after contribution from others) in such proportions that the Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount for each of the Shares appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law then allocated in such proportion as is appropriate to reflect relative benefits but also the relative fault of the Company and the Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company and the Underwriter to contribute pursuant to this Section 10 were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 10. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons, and the Company, its officers, directors and controlling persons shall be entitled to contribution from the Underwriter to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriter set forth in this Agreement, shall remain in full force and effect until three years from the Effective Time, regardless of: (i) any investigation made by or on behalf of the Company, any of their officers or directors, the Underwriter or any controlling person referred to in Section 9 hereof; and (ii) delivery of and payment for the Offered Units. Notwithstanding the foregoing sentence, the respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 10 hereof shall remain in full force and effect regardless of any termination or cancellation of this Agreement and shall remain in full force and effect after Closing.

12.        Termination.

           (a) This Agreement, other than Sections 9 and 10 hereof, may be terminated with respect to the Firm Offered Units or any Optional Offered Units in the sole discretion of the Underwriter by notice to the Company given prior to the Firm Closing Date or the Over-Allotment Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform any or all obligations and satisfy any or all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Over-Allotment Option Closing Date, respectively:

                  (i) the Company shall have sustained any material loss or interference with its business or property from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, or any development involving a prospective material adverse change including, without limitation, the event that any cessation of employment by the Company of any of the persons described under the caption "Management" as directors or executive officers of the Company and/or a change in management or control of the Company shall have occurred;

                  (ii) trading in the Units shall have been suspended or halted by any applicable securities commission or regulator in the United States or by NASDAQ [or the American Stock Exchange,] or trading in securities in general on NASDAQ shall have been suspended, or minimum or maximum prices shall have been established on such exchange, or trading in any securities of the Company shall have been suspended or halted by any national securities exchange upon which such securities are listed or the appropriate Regulatory Authorities;

                  (iii) a banking moratorium shall have been declared by authorities of the City of New York, the States of _________________ or New York, or the United States of America; or

                  (iv) there shall have been: (A) an outbreak of hostilities between the United States and any foreign power; (B) an outbreak of any other insurrection or armed conflict involving the United States or the United Kingdom; or (C) any other calamity or crisis; which in any such case has a material adverse effect on the financial markets such that in the reasonable judgment of the Underwriter it is impracticable or inadvisable to proceed with the public offering or the delivery of the Units, as contemplated by the Registration Statement, as amended as of the date hereof.

           (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in
Section 11 hereof.

13. Information Supplied by the Underwriter. The information under the heading "Underwriting" and the statements set forth on the front and back cover page in any Preliminary Prospectus and Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by the Underwriter to the Company for the purposes hereof. The Underwriter confirms that such statements (to such extent) are correct.

14. Notices. All communications hereunder shall be in writing and shall be mailed, delivered or telegraphed and confirmed in writing, and shall, in the case of notice to the Company, be addressed and sent to the Company at its address on the cover of the Registration Statement, Attn: Chief Executive Officer; and, in the case of notice to the Underwriter, be addressed and sent to: ____________________________________________________, with a copy to its counsel: ___________________________________, Attn: _______________________.

           The Company and the Underwriter may change their respective addresses for notice, by notice given in the manner aforesaid. Any such notification shall take effect at the time of receipt.

15. Successors. This Agreement shall enure to the benefit of, and. shall be binding upon, the Underwriter, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that: (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of all officers, directors, employees and agents of the Underwriter and any person or persons who control the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and (ii) the indemnities of the Underwriter contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Units from the Underwriter shall be deemed a successor because of such purchase.

16. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions' set forth herein, shall be governed by and construed in accordance with the laws of the State of _________________, United States of America without giving effect to any provisions relating to conflicts of laws.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Time of Essence. Time shall be of the essence of this Agreement between the Company and the Underwriter.

19. Conditions for the Benefit of the Company. The obligation of the Company to issue the Units is subject to the following terms and conditions which are for the exclusive benefit of the Company to be performed or complied with at or prior to the Closing:

           (1) the representations and warranties of the Underwriter set forth in Section 2 (c) shall be true and correct at the Closing with the same force and effect as if made at and as of such time; and

           (2) the Underwriter shall have--performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Underwriter prior to the Closing.

           If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding the Underwriter.


                                                   AVIATION HOLDINGS GROUP, INC.





                                                   By:__________________________
                                                      President

        The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


                                         SILVER CAPITAL GROUP, a division of LCP
                                         CAPITAL



                                         By:____________________________________
                                            President